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                         CERTIFICATE OF INCORPORATION OF

                           INSTINET GROUP INCORPORATED



                                    ARTICLE I

         The name of the Corporation is Instinet Group Incorporated (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL"), as the same exists or may hereafter be amended.

                                   ARTICLE IV

         The Corporation is authorized to issue two classes of stock to be designated, respectively, common stock, par value $0.01 per share ("Common Stock"), and preferred stock, par value $0.01 per share ("Preferred Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is 950,000,000. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 200,000,000. The Preferred Stock may be issued from time to time in one or more series.

         The board of directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, by resolution to provide for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the board of directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

         A. The number of shares constituting that series (including an increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding)) and the distinctive designation of that series;

         B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         C. Whether that series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

         E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;
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         F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds;

         G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         H. Any other relative rights, preferences and limitations of that series.

         No holders of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                                    ARTICLE V

         For the management of the business and for the conduct of affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The authorized number of directors of the Corporation shall be no more than 15 and no less than 6, and may be fixed and changed within such range from time to time by a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

         B. The directors, other than with respect to those directors who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, with directors of each class to hold office until their successors are duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director, including a director elected or appointed to fill a vacancy, to hold office until such person's successor shall have been elected and qualified or until such person's earlier resignation, removal, death or disqualification. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

         C. The board of directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation (the "Bylaws"). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; PROVIDED, HOWEVER, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation; AND FURTHER PROVIDED, HOWEVER, that from and after the date on which Reuters Group PLC, a public limited company organized under the laws of England and Wales, and its Affiliates ("Reuters"), or a transferee from Reuters of at least a majority of the then outstanding shares of Common Stock and its Affiliates (a "Majority Transferee"), shall cease to beneficially own ("Beneficially Own"), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, at least a majority of the then outstanding shares of Common Stock (in each case, the "Trigger Date"), the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

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         D. The directors need not be stockholders unless so required by the
Bylaws, wherein other qualifications for directors may be prescribed.

         E. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         F. Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

         G. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires and until such director's successor shall have been duly elected and qualified. Notwithstanding the foregoing in this paragraph G, the directors then in office shall fill such vacancies, to the extent permitted by applicable law, consistent with the terms of the corporate agreement to be entered into between the Corporation and Reuters Limited, a company organized under the laws of England and Wales (the "Corporate Agreement").

         H. Prior to the Trigger Date, any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date (as hereinafter defined) the power to act by written consent is expressly denied, and any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting. Except as set forth in this paragraph H and paragraph I, special meetings of the stockholders may not be called by any other person or persons.

         I. Unless provided by law or by this Certificate of Incorporation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the board or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that prior to the date on which Reuters or a Majority Transferee shall cease to Beneficially Own at least 15% of the then outstanding shares of Common Stock, special meetings of stockholders of the corporation may also be called by Reuters (if Reuters Beneficially Owns 15% of the then outstanding shares of Common Stock) or any such Majority Transferee (if such Majority Transferee Beneficially Owns 15% of the then outstanding shares of Common Stock).

         J. Subject to the rights of the holders of any class of Preferred Stock or series thereof to elect additional directors and remove directors under specified circumstances, (i) prior to the Trigger Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least of a majority of the then outstanding Common Stock and (ii) on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the then outstanding Common Stock.

         K. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal any provision of this Article V; provided, however, that prior to the Trigger Date, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the


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election of directors, voting together as a single class, shall be sufficient to effect any such amendments, alterations, changes or repeals to any provision of this Article V.



                                   ARTICLE VI

         A. For purposes of this Article VI, the following definitions shall apply:

            1. "AFFILIATE" means, with respect to a given Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; provided, however, that the Instinet Entities and their Affiliates, on the one hand, and the Reuters Entities and their Affiliates, on the other, shall not be deemed to be "Affiliates" of one another. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote forty percent (40%) or more of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            2. "INSTINET ENTITIES" means the Corporation and its Subsidiaries, and "Instinet Entity" shall mean any of the Instinet Entities.

            3. "PERSON" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

            4. "REUTERS ENTITIES" means Reuters and Subsidiaries of Reuters (other than Subsidiaries that constitute Instinet Entities).

            5. "SUBSIDIARY" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting power of capital stock or other voting ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

         B.       In anticipation that:

                  (1) the Corporation will cease to be a wholly owned subsidiary of the Reuters Entities, but that one or more of the Reuters Entities will remain, for some period of time, a stockholder of the Corporation;

                  (2) the Instinet Entities and their Affiliates and the Reuters Entities and their Affiliates may engage in the same or similar lines of business and may have an interest in the same or similar areas of corporate opportunities;

                  (3) there will be benefits in providing guidelines for directors and officers of the Instinet Entities and their Affiliates and the Reuters Entities and their Affiliates with respect to the allocation of corporate opportunities and other matters;

                  the provisions of this Article VI are set forth to regulate, define and guide the conduct of certain affairs of the Instinet Entities and their Affiliates as they may involve the Reuters Entities and their Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the Instinet Entities and their Affiliates and its officers, directors and stockholders in connection therewith.

         C. Except as the Reuters Entities or their Affiliates may otherwise agree in writing, the Reuters Entities or their Affiliates shall have the right to, and shall have no duty to refrain from, (i) engaging directly or indirectly in the same or similar lines of business as the Instinet Entities or their Affiliates, or (ii) employing or otherwise engaging any officer or employee of the Instinet Entities or their Affiliates, and such Reuters Entities or their Affiliates.

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         D. For the avoidance of doubt and in furtherance of the foregoing, the following provisions shall be applicable to the fullest extent consistent with, and permitted by, applicable Delaware law. Subject to the provisions of the next paragraph below, if the Reuters Entities or any of their Affiliates acquire knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Reuters Entities, any of their Affiliates, the Instinet Entities or their Affiliates, neither the Reuters Entities nor any of their Affiliates will be under an obligation to communicate or offer such corporate opportunities to the Instinet Entities or their Affiliates and shall not be deemed to have breached any fiduciary duty as a stockholder of the Instinet Entities or their Affiliates solely because any of them pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another Person or does not communicate information regarding the corporate opportunity to the Instinet Entities or their Affiliates.

         In the event that a director, officer or employee of the Instinet Entities or their Affiliates who is also a director, officer or employee of any of the Reuters Entities or their Affiliates is expressly offered in his or her capacity as a director, officer or employee a potential transaction or matter that may be a corporate opportunity for both the Instinet Entities or their Affiliates and any of the Reuters Entities or their Affiliates, such director, officer or employee of the Instinet Entities shall act in good faith in a manner consistent with the following:

                  (1) a corporate opportunity offered to any person who is an officer or employee (whether or not a director) of any of the Instinet Entities or their Affiliates and who is also a director but not an officer or employee of any of the Reuters Entities or their Affiliates shall belong to the relevant Instinet Entity, unless such opportunity is expressly offered to such person in his or her capacity as a director of any of the Reuters Entities or their Affiliates, in which case such opportunity shall belong to the relevant Reuters Entity;

                  (2) a corporate opportunity offered to any person who is a director but not an officer or employee of any of the Instinet Entities or their Affiliates and who is also an officer or employee (whether or not a director) of any of the Reuters Entities or their Affiliates shall belong to the relevant Reuters Entity, unless such opportunity is expressly offered to such person in his or her capacity as a director of any of the Instinet Entities or their Affiliates, in which case such opportunity shall belong to the relevant Instinet Entity;

                  (3)  a corporate opportunity

                           (i) offered to any other person who is either (A) an
                  officer or employee of both any of the Instinet Entities or their Affiliates and any of the Reuters Entities or their Affiliates or (B) a director of both any of the Instinet Entities or their Affiliates and any of the Reuters Entities or their Affiliates (but not an officer or employee of any of the Instinet Entities or their Affiliates or any of the Reuters Entities or their Affiliates), and

                           (ii) that is expressly offered to such person (A) in
                  his or her capacity as an officer, employee or director of any of the Instinet Entities or their Affiliates shall belong to the relevant Instinet Entity; or (B) in his or her capacity as an officer, employee or director of any of the Reuters Entities or their Affiliates shall belong to the relevant Reuters Entity;

otherwise, such corporate opportunity shall belong to the relevant Reuters
Entity.

         Any person acting in a manner consistent with the foregoing, then to the fullest extent permitted by law, (i) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such officer or director to the Corporation or its stockholders with respect to such corporate opportunity, (ii) shall be deemed not to have breached any fiduciary duty to the Instinet Entities or their Affiliates or their stockholders solely by reason of the fact that any Reuters Entity or any of its Affiliates pursues or acquires such corporate opportunity for itself, directs the corporate opportunity to another Person, or does not communicate information regarding the corporate opportunity to any of the Instinet Entities or their Affiliates, (iii) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in or not opposed to the best interests of any of the Instinet Entities or their Affiliates and (iv) shall be deemed not to have

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breached his or her duty of loyalty to the Instinet Entities or their Affiliates or their stockholders and not to have derived an improper benefit therefrom.

         E. For the avoidance of doubt and in furtherance of the foregoing:

                  (1) nothing contained in this Article VI amends or modifies, or will amend or modify, in any respect any written contractual arrangement between the Reuters Entities or any of their Affiliates on the one hand and the Instinet Entities or any of their Affiliates on the other hand;

                  (2) for purposes of this Article VI, a director who is Chairman or chairman of a committee of the board is not deemed an officer of the Corporation by reason of holding that position unless that person is a full-time employee of the Corporation.

         F. Notwithstanding anything in this Certificate of Incorporation to the contrary, (i) the provisions of this Article VI, shall expire as to the Reuters Entities and their Affiliates and as to the Instinet Entities and their Affiliates on the day that Reuters ceases to Beneficially Own shares of Common Stock representing at least 20% of the voting power of the outstanding shares of Common Stock and when no person who is a director or officer of the Corporation is also a director or officer of Reuters or any of its Affiliates and (ii) in addition to any vote of the stockholders required by this Certificate of Incorporation, until the time that Reuters ceases to Beneficially Own shares of Common Stock representing at least 20% of the voting power of the outstanding shares of Common Stock, the affirmative vote of at least 80% of the voting power of the outstanding shares of Common Stock shall be required to alter, amend or repeal (by merger or otherwise) in a manner adverse to the interests of the Reuters Entities, or adopt any provision adverse to the interests of the Reuters Entities and inconsistent with, any provision of this Article VI.

                                   ARTICLE VII

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestator is or was a director, officer or employee of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

         Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws.

                                   ARTICLE IX

         Except as provided in Article V, VI and VII above, and notwithstanding any other Article of this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                                    ARTICLE X

         In accordance with Section 203(b)(1) of the DGCL relating to application of Section 203, the Corporation shall not be governed by Section 203 of the DGCL.

                                   ARTICLE XI

         Notwithstanding any other provision of this Certificate of Incorporation, this Certificate of Incorporation shall be construed and interpreted in a manner consistent with the provisions of the Corporate Agreement.





























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         IN WITNESS WHEREOF, Instinet Group Incorporated has caused this
Certificate of Incorporation to be executed by Mark Nienstedt, its Sole Incorporator this 9th day of May, 2001.




                                Name: Mark Nienstedt
                                Title: Sole Incorporator

                                            By: /s/ Mark Nienstedt
                                                --------------------------
                                                    Mark Nienstedt














































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